MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT ("Agreement"), is executed as of the 1st day of October, 2003, by and between GEARCAP LLC, a Delaware limited liability company ("Gearcap"), and GFSI HOLDINGS, INC., a Delaware corporation, on behalf of itself and its subsidiaries (the "Company").

                             W I T N E S S E T H:

     WHEREAS, Gearcap has and/or has access to personnel who are highly skilled in operating business concerns such as the Company; and

     WHEREAS, the Company desires to retain Gearcap to provide business, management and financial advice to the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. The Company hereby retains Gearcap, through Gearcap's own personnel or through personnel available to Gearcap, to render day-to-day Management Services (as defined below) to the Company and its subsidiaries (whether now existing or hereafter acquired), including GFSI, Inc. The term of this Agreement shall commence on the date hereof and continue until the tenth anniversary of the date hereof unless extended, or sooner terminated, as provided in Section 6 below. Gearcap's personnel shall be reasonably available to the Company's auditors and other personnel for consultation and advice. In consideration for rendering Management Services, the Company shall make payments to Gearcap in amounts determined in accordance with this Agreement. "Management Services" shall consist of accounting, professional and administrative services relating to the business, operations and finances of the Company and its subsidiaries, including GFSI, Inc. The Company and Gearcap acknowledge and agree that the Management Services to be provided by Gearcap to GFSI, Inc. and its subsidiaries are substantially similar to those currently provided internally by the employees of GFSI, Inc.

2. During the term of this Agreement, the Company shall pay to Gearcap an annual fee of $2,300,000. The fee shall be payable monthly. Subject to the provisions of Section 2.4(b) of the Company's Stockholders Agreement, the amount of this fee shall be adjusted on September 1 of each calendar year during the term of this Agreement based on the agreement of the Company and Gearcap which determination shall be based upon the planned services that Gearcap shall provide to the Company for the upcoming twelve (12) month period. If, after a reasonable period of negotiation, the parties are unable to agree on an adjustment to the annual fee, then the parties shall refer such dispute to an independent third party evaluator (i.e. either an accounting firm, investment bank, arbitrator or any other third party experienced in evaluating the services performed by Gearcap under this Agreement) mutually agreeable to the parties to resolve such dispute. During the interim period Gearcap shall be entitled to receive the annual fee on the terms in effect for the prior year. The effect of a resolution of such dispute shall be retroactive to September 1 and any increase or decrease in the annual fee


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shall be reflected in the remaining installment payments of the annual fee payable through the remainder of the current year in which such dispute was resolved. The fees and expenses of the third party evaluator shall be split equally by the parties. The amount of this annual fee shall be pro rated for any partial year during the term of this Agreement.

3. Reasonable out-of-pocket expenses incurred by Gearcap and its personnel in performing services hereunder to the Company and its subsidiaries shall be promptly reimbursed to it by the Company upon presentation of such supporting data as the Company shall reasonably require.

4. During the term of this Agreement each executive officer of Gearcap will be entitled to participate in any and all benefit plans maintained by the Company on the same basis as executive officers of the Company.

5. During the term of this Agreement Holdings shall supply to Gearcap, free of charge, all office space and office services requested by Gearcap.

6. Gearcap may terminate this Agreement at any time by notifying the Company in writing of such termination. Upon the termination, cancellation or expiration of this Agreement, the Company shall pay to Gearcap all accrued and unpaid amounts owing to Gearcap hereunder.

7. Gearcap shall have no liability to the Company on account of (i) any advice which it renders to the Company, provided Gearcap believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, (ii) Gearcap's inability to obtain financing or achieve other results desired by the Company, or (iii) the failure of any acquisition to meet the financial, operating or other expectations of the Company.

8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless Gearcap, its affiliates and associates, and each of the respective owners, employees, members, managers and affiliates of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) (collectively "Damages") arising as a result of or in connection with this Agreement, Gearcap's services hereunder or other activities on behalf of the Company and its subsidiaries, unless such Damages resulted from Gearcap's lack of good faith at the time it rendered any services or advice to the Company.

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9.   Miscellaneous
     -------------

     9.1 This Agreement sets forth the entire understanding of the parties with respect to Gearcap's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by Gearcap and the Company.

     9.2. This Agreement may not be assigned by either party without the consent of the other party, but shall be binding upon and inure to the benefit of the parties and their respective successors and assigns upon such permitted assignment.

     9.3. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

    9.4. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

    9.5. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

    9.6. Gearcap and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

    9.7. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the state of Kansas.

                           (Signatures on next page)



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  CONSULTANT:

                                  GEARCAP LLC, a Delaware limited liability company

                                  By: /s/ Larry D. Graveel
                                      -----------------------------------
                                  Name:  Larry D. Graveel
                                      -----------------------------------
                                  Title: President
                                      -----------------------------------


                                  COMPANY:

                                  GFSI HOLDINGS, INC., a Delaware corporation

                                  By: /s/ Larry D. Graveel
                                      -----------------------------------
                                  Name:  Larry D. Graveel
                                      -----------------------------------
                                  Title: President
                                      -----------------------------------




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